Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related Prospectus of Ashland Inc. (Ashland) for the registration of 149,300 shares of its common stock, of our report dated November 1, 2000, with respect to the consolidated financial statements and schedule of Ashland included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Cincinnati, Ohio
January 30, 2001